BY-LAWS
                                       OF
                               QUOTA-PHONE, INC.


                                 ARTICLE FIRST
                                    OFFICES

         PART 1. PRINCIPAL OFFICE. - The principal office of the corporation shall be located in the City of New Rochelle, County of Westchester, State of New York.

         PART 2. OTHER OFFICES. - The corporation may have other offices, either in or outside the State of New York, as shall be designated from time to time by the Board of Directors.


                                 ARTICLE SECOND
                                  SHAREHOLDERS

         PART 1. LOCATION OF MEETINGS. - Shareholders' meetings may be held at such locations, either in or outside the State of New York, as shall be designated by the directors and set forth in the notice of the meeting.

         PART 2. NOTICE OF ANNUAL MEETING. - Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days in advance of said meeting.

         PART 3. ANNUAL MEETING. - The annual shareholders' meeting for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in each year subsequent to the year of incorporation on

         PART 4. NOTICE OF SPECIAL MEETING. - Notice of a special meeting, stating the names of those calling the meeting, the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days in advance of said meeting.

         PART 5. SPECIAL MEETINGS. - Special shareholders' meetings may be called by the President or Secretary and must be called by either of them upon the written request of the holders of twenty-five percent of the shares outstanding and entitled to vote.

         PART 6. QUORUM. - The holders of a majority of shares entitled, to vote shall constitute a quorum for all purposes, except as otherwise provided by statute or the Certificate of Incorporation.

         PART 7. VOTING. - Every shareholder entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his name unless otherwise provided in the Certificate of Incorporation.


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         PART 8. ADJOURNED MEETINGS. - Shareholders' meetings may be adjourned to a designated time and place by a vote of a majority of the shareholders present. Notice of such an adjourned meeting need not be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

         PART 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. - Whenever, by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action.


                                 ARTICLE THIRD
                                   DIRECTORS

         PART 1. NUMBER. - The number of directors of the corporation shall be three (3), who shall hold office for the term of one year and until successors are elected and qualify. The number of directors, who need not be shareholders, may be increased or decreased by amendment to these By-Laws by a majority of the Board of Directors or by the shareholders. The number of directors may be less than three only when shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. In the case of one (1) director, such director must be the sole shareholder.

         PART 2. POWERS. - The Board of Directors may, in accordance with the laws of the State of New York, the Certificate of Incorporation and these By-Laws, adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the business of the corporation as it may deem proper.

         In addition, the directors may exercise all powers of the corporation and carry out all lawful acts which are not required to be exercised or done by the shareholders as provided by statute, the Certificate of Incorporation or these By-Laws.

         PART 3. MEETINGS AND QUORUM. - Meetings of the Board may be held, either in or outside the State of New York, provided a quorum be in attendance. Unless otherwise provided by the Certificate of Incorporation or the laws of the State of New York, a majority of the directors shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum shall constitute the act of the Board.

         Unless restricted by the Certificate of Incorporation or elsewhere in these By-Laws, members of the Board of Directors or any committee designated by such board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each


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other at the same time. Participation by such means shall constitute presence in person at such meeting.

         Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call a special meeting of the Board and give five days' notice by mail, or two days' notice personally or by telegraph or cable to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

         PART 4. VACANCIES AND REMOVAL. - Unless otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

         Unless the Certificate of Incorporation provides for cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) with or without cause, at any time, by vote of the shareholders holding a majority of the outstanding shares of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

         PART 5. COMMITTEES. - The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (as are permitted by law) as may be provided in said resolution.

         PART 6. DIRECTOR ACTION WITHOUT MEETINGS. - Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and written consents thereto are filed with the minutes of the proceeding of the Board of Directors or committee.


                                 ARTICLE FOURTH
                                    OFFICES

         PART 1. PRIMARY OFFICES. - The primary offices of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, who shall be elected annually by the directors. The Board of Directors may elect a Chairman of the Board of Directors and may


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appoint such other offices and agents with such powers and duties as it shall deem necessary. Except for the offices of President and Secretary, any two offices or more may be held by one person. The offices of President and Secretary may be held by one person if there is only one shareholder of the corporation. Vacancies occurring among any of the offices shall be filled by the directors. Any office may be removed at any time by the affirmative vote of a majority (unless the Certificate of Incorporation provides otherwise) of the directors present at a regular meeting of directors or at a special meeting of directors called for that purpose.

         PART 2. THE CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be assigned by the Board of Directors or the Executive Committee.

         PART 3. THE PRESIDENT. - The President, who need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. While the directors are not in session, he shall have general management and control of the business and affairs of the corporation.

         PART 4. THE VICE-PRESIDENT. - The Vice-President, of if there are more than one, the senior Vice-President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

         PART 5. THE TREASURER. - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

         PART 6. THE SECRETARY. - The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he shall perform all other duties incident to the office of Secretary.

         PART 7. SALARIES. - The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as a officer, or from voting upon the resolution so providing.


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                                  ARTICLE FIFTH
                                  CAPITAL STOCK

         PART 1. FORM AND EXECUTION OF CERTIFICATES. - Certificates of stock shall be in such form as required by the laws of the state of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board (if any) or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

         PART 2. TRANSFER. - Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

         PART 3. LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the corporation, may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificate.

         PART 4. RECORD DATE. - In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty (50) days, no less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividends, or allotment of any rights, or for the purpose of any other action.

                                 ARTICLE SIXTH
                                 MISCELLANEOUS

         PART 1. DIVIDENDS. - The directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

         PART 2. SEAL. - The directors shall provide a suitable corporate seal which shall be in the charge of the Secretary and shall be used as authorized by the By-Laws.

         PART 3. FISCAL YEAR. - The fiscal year of the corporation shall be determined from time to time by resolution duly adopted by the Board of Directors.


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         PART 4. CHECKS, NOTES, ETC. - Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as determined by the directors.

         The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined by the directors.

         PART 5. NOTICE AND WAIVER OF NOTICE. - Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram or cable, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

         When notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated; any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in. a sealed wrapper, addressed to such shareholder, officer or directors, at such address as appears on the books of the corporation and such notice shall be deemed to have been given on the day of such deposit.

                                ARTICLE SEVENTH
                                   AMENDMENTS

         PART 1. BY SHAREHOLDERS. - These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding shares having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

         PART 2. BY DIRECTORS. - The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board may be altered or repealed by the shareholders.